                                                                     EXHIBIT 4.2

                                  DOLLAR NOTE

$20,000,000                     Houston, Texas                 February 10, 1997


     FOR VALUE RECEIVED, DRILEX INTERNATIONAL INC. (formerly Drilex Holdings Corp.), a Delaware corporation, DRILEX SYSTEMS, INC., a Texas corporation, SHAREWELL, INC. (formerly Shareco, Inc. ("Shareco")), a Delaware corporation, and COBB DIRECTIONAL DRILLING COMPANY, L.L.C., a Delaware limited liability company (collectively "Makers"), jointly and severally, promise to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Payee"), a national banking association, at its principal banking building in the City of Houston, Harris County, Texas, or at such other place as the holder of this note may hereafter designate in writing, in immediately available funds and in lawful money of the USA, the principal sum of TWENTY MILLION DOLLARS ($20,000,000) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note form time to time outstanding until maturity at the rate or rates provided in the Interest Rate Agreement of even date herewith among Payee and Makers (as amended, supplemented and restated, the "Interest Rate Agreement") and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Highest Lawful Rate.

     This note is the Dollar Note which has been issued pursuant to the terms of that certain Amended and Restated Credit Agreement (as amended, supplemented and restated, the "Credit Agreement") dated as of September 16, 1996 among Makers; Drilex Systems Limited, and Payee, to which reference is made for all purposes. Any term defined in the Credit Agreement and used in this note shall have the meaning ascribed to it in the Credit Agreement. Advances against this note by Payee or other holder hereof shall be governed by the Credit Agreement and the Interest Rate Agreement. Payee is entitled to the benefits of and security provided for in the Credit Agreement. Such security includes those certain Security Agreements of even date therewith between the respective Makers and Payee.

     The principal of this note shall be due and payable on the Termination Date, the final maturity of this note. Accrued and unpaid interest shall be due and payable as provided in the Interest Rate Agreement.

     Subject to the provisions of the Credit Agreement, Makers may at any time pay the full amount or any part of this note without payment of any premium or fee.


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     The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Makers. All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Makers' obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Makers' entitlement to credit for that payment as of the date received by the holder.

     Subject to the provisions of the Credit Agreement, Makers may use all or any part of the credit provided to be evidenced by this note at any time before the Termination Date. Makers may borrow, repay and reborrow and there is no limit on the number of advances against this note so long as the total unpaid principal at any time outstanding does not exceed the Dollar Available Commitment.

     The occurrence of an Event of Default shall constitute default under this note, whereupon the holder hereof may elect to exercise any or all rights, powers and remedies afforded (a) under the Credit Documents and (b) by law, including the right to accelerate the maturity of this entire note.

     If any holder of this note retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Makers sue any holder in connection with this note or any such papers and do not prevail, then Makers agree to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorney's fees.

     Makers and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such Person agrees that its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.


                               Page 2 of 4 Pages

     This note is given in renewal, extension and rearrangement, and not in extinguishment, of that certain promissory note (the "Renewed Note") dated September 16, 1996, made by Drilex Systems, Inc., Drilex International Inc., Sharewell, Inc. and Cobb Directional Drilling Company, L.L.C., payable to the order of Payee and in the maximum principal amount of Fifteen Million Dollars ($15,000,000).

     This note shall be governed by and construed in accordance with the laws of the State of Texas and the USA from time to time in effect. Harris County, Texas shall be a proper place of venue for suit hereon.

                                            DRILEX INTERNATIONAL INC.,
                                            a Delaware corporation

                                                 /s/ JOHN FORREST
                                            By: _______________________________
                                                John Forrest,
                                                President


                                            DRILEX SYSTEMS, INC.,
                                            a Texas corporation


                                                 /s/ JOHN FORREST
                                            By: _______________________________
                                                John Forrest,
                                                President

                                            SHAREWELL, INC.,
                                            a Delaware corporation


                                                 /s/ JOHN FORREST
                                            By: _______________________________
                                                John Forrest,
                                                Chief Executive Officer



                               Page 3 of 4 Pages

                                  COBB DIRECTIONAL DRILLING COMPANY,
                                  L.L.C., a Delaware limited liability company

                                  By:  Drilex International Inc.,
                                       a Delaware corporation,
                                       Member


                                            /s/ JOHN FORREST,
                                       By: ____________________________________
                                           John Forrest,
                                           President

                                  By:  Drilex Systems, Inc.,
                                       a Texas corporation,
                                       Member


                                            /s/ JOHN FORREST,
                                       By: ____________________________________
                                           John Forrest,
                                           President



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